Exhibit 99.1
Endurance Reports Excellent First Quarter 2016 Underwriting Profitability With a Combined Ratio of 77.9%

PEMBROKE, Bermuda – May 2, 2016 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $106.4 million and $1.58 per diluted common share for the first quarter of 2016 versus net income of $100.3 million and $2.23 per diluted common share for the first quarter of 2015. Book value per diluted common share was $67.03 at March 31, 2016, up 2.4% from December 31, 2015.

John R. Charman, Chairman and Chief Executive Officer, commented, “I am delighted with the excellent underwriting profitability that my colleagues in Endurance have generated in the first quarter. Our combined ratio of 77.9% reflects both the continuing high quality of our global underwriting activity as well as the very successful integration of our acquisition of Montpelier. In addition to retaining nearly all the Montpelier business we had anticipated, our speedy and smooth operational integration has generated the planned expense synergies that are already clearly visible in our financial results. While global competition across both Insurance and Reinsurance has continued in line with our expectations, our unique execution, based on targeted, profitable growth, continues to be highly successful. This integrated, corporate underwriting strategy is driven daily by our market leading underwriters implementing our very disciplined risk selection procedures. Endurance is now able to fully leverage the significant global investments that we have made over the last three years in people, products, geographies, systems and analytics to positively differentiate our underwriting performance and profitability regardless of how challenging market conditions may be.”

Operating Highlights
Operating highlights for the quarter ended March 31, 2016 were as follows:

•	Gross premiums written of $1,611.7 million, an increase of 23.8% compared to the same period in 2015.

•	Net premiums written of $938.8 million, an increase of 22.7% compared to the same period in 2015.

•
Combined ratio of 77.9% compared to 82.4% for the same period in 2015. The current period’s combined ratio included 11.0 percentage points of favorable prior year loss reserve development and 0.8 percentage points of net catastrophe losses from 2016 events.

•	Net investment income of $11.2 million, a decrease of $30.7 million from the same period in 2015.

•	Operating income of $84.4 million and $1.26 per diluted common share, a decrease of 7.4% and 37.9%, respectively, compared to the same period in 2015.

•	Operating return on average common equity for the quarter of 1.9% or 7.6% on an annualized basis.

Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended March 31, 2016:

•	Gross premiums written of $835.1 million, an increase of $98.9 million or 13.4% from the first quarter of 2015.

•
Non-agriculture lines of business, which include casualty and other specialty, professional lines and property, marine/energy and aviation lines of business grew 54.5% from a year ago driven by the continued underwriting and geographic expansion implemented over the last three years as well as the renewal and expansion of business written within the Company's Lloyd's syndicate acquired from Montpelier in 2015.

•	The agriculture insurance line of business declined 4.0% primarily as a result of lower commodity prices compared to a year ago.

•	Net premiums written of $370.9 million, an increase of $66.9 million or 22.0% from the first quarter of 2015.

•	Non-agriculture lines of business increased 59.8% due to strong growth in gross premiums written combined with a modestly lower percentage of premiums ceded to third party reinsurers.

•	The agriculture line of business increased 3.0% due to the timing of third party reinsurance contract placements year over year.

•	Combined ratio of 89.5% compared to 87.8% for the same period in 2015. The current period’s combined ratio included favorable prior year loss reserve development of 10.6 percentage points.

•
The current accident year net loss ratio improved 1.2 percentage points as lower losses within the agriculture and professional lines of business were partially offset by higher net loss ratios within the casualty and other specialty, and property, marine/energy and aviation lines of business.

•
A decrease in the general and administrative expense ratio of 3.8 percentage points reflecting earned premium growth that outpaced the increase of our expense base as a result of improved scale in our expanding insurance business.

•
The acquisition expense ratio increased 2.1 percentage points in the current quarter as non-agriculture business lines with higher acquisition costs accounted for a greater percentage of earned premiums than a year ago.

Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended March 31, 2016:

•	Gross premiums written of $776.6 million, an increase of $211.3 million or 37.4% from the first quarter of 2015.

•	The catastrophe and property lines of business increased $107.2 million predominantly due to the targeted renewal of acquired Montpelier business.

•
The specialty line of business increased $58.8 million largely due to growth in marine, agriculture and trade credit and surety, as global underwriting teams added over the past three years continue to identify new and profitable opportunities.

•	The casualty line of business increased $40.6 million, predominantly driven by new business within our international and U.S. offices.

•
Net premiums written of $567.9 million, an increase of $107.0 million or 23.2% from the first quarter of 2015 driven by increased gross written premiums, partially offset by greater third party retrocessional protection purchased for the specialty line of business.

•
Combined ratio of 66.8% compared to 74.7% for the same period in 2015. The current period’s combined ratio included 11.4 percentage points of favorable prior year loss reserve development and net catastrophe losses from 2016 events of $4.5 million or 1.4 percentage points.

•
The favorable decline in the current quarter accident year net loss ratio of 6.6 percentage points was due to improvements within the catastrophe, specialty and casualty lines of business, partially offset by a modest increase within professional lines.

•
The 4.1 percentage point improvement in the current quarter's acquisition expense ratio was largely attributed to the earning of premiums acquired from Montpelier that do not have related acquisition costs as these were written off at the date of the acquisition.

•
The general and administrative expense ratio decreased 0.2 percentage points in the first quarter of 2016 primarily as a result of increased earned premiums, partially offset by expenses related to newly hired underwriting teams.

Investments
Endurance’s net investment income for the quarter ended March 31, 2016 was $11.2 million, a decrease of $30.7 million compared to the same period in 2015. The total return of Endurance’s investment portfolio was 1.06% for the quarter ended March 31, 2016 compared to 0.88% for the quarter ended March 31, 2015.

Investment income generated from Endurance’s trading and available for sale investments increased by $10.3 million for the quarter ended March 31, 2016 compared to the same period in 2015 due to an increase in invested assets. During the quarter ended March 31, 2016, Endurance’s net investment income on its alternative investment funds and high yield loan funds, which are included in other investments, included losses of $28.3 million, as compared to gains of $12.4 million in the first quarter of 2015. The ending book yield on Endurance’s fixed maturity investments at March 31, 2016 was 2.19%, down from 2.21% at March 31, 2015.
At March 31, 2016, Endurance’s fixed maturity and short term investments, which comprises 82.0% of Endurance’s investments, had an average credit quality of AA- and a duration of 2.65 years. Endurance’s available for sale portfolio was in a net unrealized gain position of $45.1 million at March 31, 2016, an increase of $57.8 million from December 31, 2015. Endurance recorded net realized and unrealized investment gains, net of impairments, of $13.2 million during the first quarter of 2016 compared to $17.5 million during the first quarter of 2015.
Endurance ended the first quarter of 2016 with cash and invested assets of $8.8 billion, which represents a 0.7% decrease from December 31, 2015. Net operating cash outflow was $30.4 million for the three months ended March 31, 2016 versus an outflow of $92.3 million for the same period in 2015.

Capitalization and Shareholders’ Equity
At March 31, 2016, Endurance’s shareholders’ equity was $5.24 billion or $67.03 per diluted common share versus $5.12 billion or $65.48 per diluted common share at December 31, 2015. For the quarter ended March 31, 2016, Endurance declared and paid common dividends of $0.38 per share.
Endurance today issued a notice to redeem on June 1, 2016 all 9,200,000 shares outstanding of its 7.50% Non-Cumulative Preferred Shares, Series B ("Series B Preferred Shares"). The Series B Preferred Shares will be redeemed at a redemption price of $25.00 per share together with an amount equal to any dividends that have been declared but not paid prior to June 1, 2016.
The notice to holders of the Series B Preferred Shares, specifying the terms, conditions and procedures for the redemption, is available through The Depository Trust Company and Endurance's redemption agent, Computershare Trust Company, N.A. and Computershare, Inc.

Earnings Call
Endurance will host a conference call on May 3, 2016 at 9:00 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 455-2263 or (719) 785-1765 (international) and entering pass code: 664443. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 17, 2016 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 664443.
The public may access a live broadcast of the conference call at the “Investor Relations” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the first quarter of 2016 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.
Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property, marine/energy and aviation lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.  For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "should," “would,” "expect," "intend," "plan," "believe," "project," “target,” "anticipate," "seek," "will," “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2015.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s most recent Annual report on Form 10-K and other documents of Endurance on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, Endurance undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of United States dollars, except share and per share amounts)

	March 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$1,212,733	$1,177,750
Fixed maturity investments, trading, at fair value	1,902,271	1,587,160
Fixed maturity investments, available for sale, at fair value	4,261,560	4,359,019
Short-term investments, trading, at fair value	121,740	394,111
Short-term investments, available for sale, at fair value	25,481	25,685
Equity securities, trading, at fair value	32,510	15,229
Equity securities, available for sale, at fair value	551,968	513,585
Other investments	799,123	872,617
Premiums receivable, net	1,900,768	1,376,328
Insurance and reinsurance balances receivable	103,848	102,403
Deferred acquisition costs	321,654	255,501
Prepaid reinsurance premiums	891,268	498,574
Reinsurance recoverable on unpaid losses	935,593	907,944
Reinsurance recoverable on paid losses	330,951	288,026
Accrued investment income	29,556	30,213
Goodwill and intangible assets	532,589	553,960
Deferred tax asset	58,342	64,164
Net receivable on sales of investments	61,006	31,873
Other assets	209,225	187,383
Total Assets	$14,282,186	$13,241,525

Liabilities
Reserve for losses and loss expenses	$4,458,189	$4,510,415
Reserve for unearned premiums	2,565,405	1,789,148
Deposit liabilities	13,112	13,674
Reinsurance balances payable	855,257	661,213
Debt	703,994	717,650
Net payable on purchases of investments	120,009	63,442
Deferred tax liability	16,532	17,315
Other liabilities	308,072	344,596
Total Liabilities	9,040,570	8,117,453

Shareholders' Equity
Preferred shares
Series B, non-cumulative - 9,200,000 issued and outstanding (2015 - 9,200,000)	9,200	9,200
Series C, non-cumulative - 9,200 issued and outstanding (2015 - 9,200)	9	9
Common shares
67,349,582 issued and outstanding (2015 - 66,797,991)	67,350	66,798
Additional paid-in capital	2,146,171	2,145,836
Accumulated other comprehensive loss	(1,172)	(46,634)
Retained earnings	2,761,799	2,681,053
Total Shareholders’ Equity Available to the Company	4,983,357	4,856,262
Non-controlling interests	258,259	267,810
Total Shareholders' Equity	5,241,616	5,124,072

Total Liabilities and Shareholders’ Equity	$14,282,186	$13,241,525

Book Value per Common Share
Dilutive common shares outstanding	67,486,787	67,136,986
Diluted book value per common share [a]	$67.03	$65.48
Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2015, which was derived from Endurance’s audited financial statements.
[a] Excludes the $460.0 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of United States dollars, except share and per share amounts)

	Quarter Ended
	March 31,	March 31,
	2016	2015
Revenues
Gross premiums written	$1,611,677	$1,301,432

Net premiums written	$938,842	$764,954
Change in unearned premiums	(385,651)	(375,095)

Net premiums earned	553,191	389,859
Other underwriting (loss) income	(2,444)	2,406
Net investment income	11,181	41,861
Net realized and unrealized gains	13,787	18,189
Net impairment losses recognized in earnings	(623)	(649)
Total revenues	575,092	451,666

Expenses
Net losses and loss expenses	243,328	171,936
Acquisition expenses	103,842	82,093
General and administrative expenses	72,225	54,890
Corporate expenses	11,771	12,268
Amortization of intangibles	21,374	1,599
Net foreign exchange (gains) losses	(11,729)	7,552
Interest expense	10,870	9,059
Total expenses	451,681	339,397

Income before income taxes	123,411	112,269
Income tax benefit (expense)	1,233	(3,790)
Net income	124,644	108,479

Net income attributable to non-controlling interests	(9,063)	—

Net income available to the Company	115,581	108,479

Preferred dividends	(9,203)	(8,188)

Net income available to common and participating common shareholders	$106,378	$100,291

Per share data
Basic earnings per common share	$1.58	$2.24
Diluted earnings per common share	$1.58	$2.23

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Quarter Ended March 31, 2016
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$835,117	$776,560	$1,611,677
Ceded premiums written	(464,173)	(208,662)	(672,835)
Net premiums written	370,944	567,898	938,842
Net premiums earned	219,569	333,622	553,191
Other underwriting loss	—	(2,444)	(2,444)
Total underwriting revenues	219,569	331,178	550,747

Expenses
Net losses and loss expenses	127,803	115,525	243,328
Acquisition expenses	30,358	73,484	103,842
General and administrative expenses	38,429	33,796	72,225
	196,590	222,805	419,395
Underwriting income	$22,979	$108,373	131,352

Net investment income			11,181
Corporate expenses			(11,771)
Interest expense			(10,870)
Amortization of intangibles			(21,374)
Net foreign exchange gains			11,729
Net realized and unrealized gains			13,787
Net impairment losses recognized in earnings			(623)
Income before income taxes			$123,411

Net loss ratio	58.2%	34.7%	43.9%
Acquisition expense ratio	13.8%	22.0%	18.8%
General and administrative expense ratio	17.5%	10.1%	15.2%	[a]
Combined ratio	89.5%	66.8%	77.9%

[a] The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Quarter Ended March 31, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$736,218	$565,214	$1,301,432
Ceded premiums written	(432,179)	(104,299)	(536,478)
Net premiums written	304,039	460,915	764,954
Net premiums earned	135,864	253,995	389,859
Other underwriting income	—	2,406	2,406
Total underwriting revenues	135,864	256,401	392,265

Expenses
Net losses and loss expenses	74,512	97,424	171,936
Acquisition expenses	15,883	66,210	82,093
General and administrative expenses	28,842	26,048	54,890
	119,237	189,682	308,919
Underwriting income	$16,627	$66,719	83,346

Net investment income			41,861
Corporate expenses			(12,268)
Interest expense			(9,059)
Amortization of intangibles			(1,599)
Net foreign exchange losses			(7,552)
Net realized and unrealized gains			18,189
Net impairment losses recognized in earnings			(649)
Income before income taxes			$112,269

Net loss ratio	54.8%	38.3%	44.1%
Acquisition expense ratio	11.7%	26.1%	21.1%
General and administrative expense ratio	21.3%	10.3%	17.2%	[a]
Combined ratio	87.8%	74.7%	82.4%

[a] The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Quarter Ended March 31,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	58.2%	54.8%	34.7%	38.3%	43.9%		44.1%
	Acquisition expense ratio	13.8%	11.7%	22.0%	26.1%	18.8%		21.1%
	General and administrative expense ratio	17.5%	21.3%	10.1%	10.3%	15.2%	[a]	17.2%	[a]
	Combined ratio [b]	89.5%	87.8%	66.8%	74.7%	77.9%		82.4%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Quarter Ended March 31,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	10.6%	15.2%	11.4%	14.4%	11.0%		14.7%

Net of Prior Year Net Loss Reserve Development

		Quarter Ended March 31,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	68.8%	70.0%	46.1%	52.7%	54.9%		58.8%
	Acquisition expense ratio	13.8%	11.7%	22.0%	26.1%	18.8%		21.1%
	General and administrative expense ratio	17.5%	21.3%	10.1%	10.3%	15.2%	[a]	17.2%	[a]
	Combined ratio [b]	100.1%	103.0%	78.2%	89.1%	88.9%		97.1%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the quarter ended March 31, 2016 and 2015:

	Quarter Ended		Quarter Ended
	March 31, 2016		March 31, 2015
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$496,216	$208,627	$516,916	$202,460
Casualty and other specialty	138,255	63,497	100,682	45,058
Professional lines	77,415	43,334	54,760	24,231
Property, marine/energy and aviation	123,231	55,486	63,860	32,290
Subtotal Insurance	$835,117	$370,944	$736,218	$304,039

Reinsurance
Catastrophe	$200,830	$88,868	$124,407	$53,460
Property	156,466	150,056	125,700	123,449
Casualty	98,720	98,719	58,098	58,098
Professional lines	48,549	48,220	43,857	43,857
Specialty	271,995	182,035	213,152	182,051
Subtotal Reinsurance	$776,560	$567,898	$565,214	$460,915

Total	$1,611,677	$938,842	$1,301,432	$764,954

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarter ended March 31, 2016 and 2015:

	Quarter Ended
	March 31,
	2016	2015
Net income available to the Company	$115,581	$108,479
(Less) add after-tax items:
Net foreign exchange (gains) losses	(9,706)	7,574
Net realized and unrealized gains	(12,802)	(17,314)
Net impairment losses recognized in earnings	553	649
Operating income before preferred dividends	$93,626	$99,388
Preferred dividends	(9,203)	(8,188)
Operating income allocated to common and
participating common shareholders	$84,423	$91,200

Operating income allocated to common
shareholders under the two-class method	$82,525	$88,509

Weighted average diluted common shares	65,696,522	43,696,311

Operating income per diluted common share [b]	$1.26	$2.03

Average common equity [a]	$4,459,810	$2,800,014

Operating return on average common equity	1.9%	3.3%

Annualized operating return on average common equity	7.6%	13.0%

Net income available to the Company	$115,581	$108,479
Preferred dividends	(9,203)	(8,188)
Net income available to common and
participating common shareholders	$106,378	$100,291

Net income allocated to common shareholders
under the two-class method	$103,986	$97,332

Net income per diluted common share [b]	$1.58	$2.23

Return on average common equity, Net income	2.4%	3.6%

Annualized return on average common equity, Net income	9.5%	14.3%
[a] Average common equity is calculated as the quarterly weighted average of the beginning and ending common equity balances for the stated period, which excludes the $460.0 million (March 31, 2015 and December 31, 2014 - $430.0 million) liquidation value of the preferred shares.
[b] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating income and operating income per basic or diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized and unrealized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm

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